Exhibit 99.1

NEWS RELEASE

Sabre Holdings Reports Fourth Quarter, Full Year 2004 Financial Results

•                  Growth in 2004 earnings per share of more than 75 percent year-over-year

•                  Full year 2004 Diluted EPS (Adjusted) of $1.47, an increase of 76.7 percent year-over-year

•                  Full year 2004 Diluted EPS (GAAP) of $1.38, an increase of 137.7 percent year-over-year

•                  Full year 2004 revenue of $2.1 billion

•                  4Q 2004 Diluted EPS (Adjusted) of $0.22, Diluted EPS (GAAP) of $0.16;  significant year-over-year increase

•                  4Q 2004 revenue of $496 million

Note:  Analyst call today at 9:00 a.m. CST, at www.sabre-holdings.com/investor/index.html.

SOUTHLAKE, Texas, Feb. 3, 2005 – Sabre Holdings Corporation (NYSE: TSG) today reported financial results for the fourth quarter and full year 2004.

The company reported fourth quarter 2004 diluted earnings per share of $0.22 on an adjusted basis and $0.16 per share on a GAAP basis.  Revenue for the fourth quarter was $496 million.

For the full year, the company reported 2004 diluted earnings per share of $1.47 on an adjusted basis, an increase of 76.7 percent year-over-year, and $1.38 on a GAAP basis, an increase of 137.7 percent year-over-year.  Revenue for 2004 was $2.1 billion.

“Sabre Holdings had a very good 2004,” said Sam Gilliland, chairman and CEO, Sabre Holdings.  “We met our top line goal and clearly exceeded our bottom line target, growing earnings per share by more than 75 percent. This was driven by the profitability turnaround at Travelocity, ongoing cost reductions and a return of travel demand.”

“Going forward, we plan to drive the same operational discipline in support of our strategy to both optimize our core distribution business and extend Sabre Holdings into the higher margin retail business.  With the investments we plan to make this year, we expect to enter 2006 with a distinct competitive advantage and be well-positioned for significant growth.”

SABRE HOLDINGS 4Q 2004

FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures, including adjusting items)

Revenue: Fourth quarter revenue was $496 million, an increase of 6.1 percent from $467 million in the year-ago quarter.

Operating income: Excluding adjusting items, operating income for the fourth quarter was $39 million, compared to $2 million in the year-ago quarter.  Operating income on a GAAP basis was $24 million, an increase of 207.8 percent from the $22 million loss in the year-ago quarter.

Net earnings:  For the fourth quarter, net earnings, excluding adjusting items, were $30 million, compared to $1 million in the fourth quarter of 2003.  On a GAAP basis, fourth quarter net earnings were $21 million compared to a loss of $14 million in the year-ago quarter.  Net earnings for the quarter include an approximate $5 million positive impact from the reversal of certain accrued income taxes.

Adjusted EBITDA:  For the fourth quarter, adjusted earnings before interest, taxes, depreciation, and amortization was $56 million.

Adjusting items:  Adjusting items included approximately $5 million from the loss on the sale of server equipment and about $4 million of stock compensation and amortization of intangible assets from mergers and acquisitions, net of tax.

SABRE HOLDINGS FULL YEAR 2004

FINANCIAL HIGHLIGHTS

Revenue:  For 2004, revenue was $2.1 billion, an increase of 6.5 percent on an adjusted basis and 4.2 percent on a GAAP basis, year-over-year.

Operating income: Excluding adjusting items, operating income was $316 million, compared to $198 million a year ago.  On a GAAP basis, operating income was $259 million, an increase of 55.6 percent compared to $166 million in the previous year.

Net earnings:   Net earnings, excluding adjusting items, were $203 million, or $1.47 per share on a diluted basis compared to $119 million, or $0.83 per share in 2003.  On a GAAP basis, full year net earnings were $190 million, or $1.38 per share on a diluted basis compared to $83 million, or $0.58 per share on a diluted basis a year ago.

Adjusted EBITDA:  For the year, adjusted earnings before interest, taxes, depreciation, and amortization was $386 million.

Capital Spending: Capital spending was $78 million, compared to $71 million in 2003.

Cash/Debt: The company balance sheet as of Dec. 31, 2004 reflected cash and marketable securities of $837 million.  Total debt at the end of the year was $601 million, which includes notes and bonds payable of $439 million and a $162 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

For the fourth quarter, Travelocity gross travel bookings were $1.2 billion, an increase of 18 percent year-over-year.  Revenue was $126 million, a 29.8 percent increase from the year-ago quarter of $97 million.  Transaction revenue for the quarter was $105 million, an increase of 37.8 percent, year-over-year.  Non-transaction revenue, which includes advertising, corporate, and international joint ventures, was $21 million.

Other Travelocity metrics for the fourth quarter (year-over-year):

•                  Air transaction revenue grew 7.1 percent

•                  Non-air transaction revenue grew 66.4 percent

•                  Packaging revenue grew 89.7 percent

•                  Packaging revenue, as a percent of total transaction revenue, was 24 percent

•                  Merchant revenue represented 42 percent of total transaction revenue

•                  Hotel room nights across the Travelocity network were up 31.0 percent

For 2004, Travelocity revenue was $503 million, a year-over-year increase of 30 percent on an adjusted basis, and 27.4 percent on a GAAP basis.   Travelocity gross travel bookings in 2004 were $4.9 billion, an increase of 21.4 percent year-over-year.

SABRE TRAVEL NETWORK

Fourth quarter revenue from the Sabre Travel Network business was $347 million, an increase of 0.4 percent from $345 million in the year-ago quarter.   Global travel bookings were 87 million, an increase of 1.2 percent compared with 86 million in the year-ago quarter.

Full year 2004 revenue was $1.6 billion, an increase of 1.9 percent on an adjusted basis and a decline of 0.5 percent on a GAAP basis compared to 2003.  Total worldwide travel bookings processed through the Sabre global distribution system, which includes direct bookings and joint venture bookings for which Sabre or its distribution partners earn a booking fee, were 391 million, an increase of 6.9 percent, year-over-year.

SABRE AIRLINE SOLUTIONS

Fourth quarter revenue from Sabre Airline Solutions was $63 million, an increase of 6.3 percent from $59 million in the year ago quarter.  Revenue was primarily driven by an increase in the sales of software products and services.

For 2004, revenue for Airline Solutions was $243 million, an increase of 4.8 percent over 2003.

2004 HIGHLIGHTS

Sabre Holdings

•                  Repurchased approximately 9.9 million shares of common stock  (approximately $228 million) as part of its share buy back programs

•                  Paid shareholders $41 million in dividends.  Note: On Feb. 1, 2005, the company increased its quarterly cash dividend by 20 percent to $0.09 per share.  The dividend is payable on Feb. 28, 2005, to shareholders of record at the close of regular trading on the NYSE on Feb. 11, 2005.

•                  Acquired SynXis Corporation, a privately-held provider of reservation management, distribution and technology services used at more than 6,000 hotel properties, to offer a broader range of services to the hotel marketplace.

•                  Opened its Asia Pacific headquarters in Shanghai, China as part of its move to advance the company’s strategic business agenda in the region and better serve key customers and joint ventures that Sabre Holdings has cultivated since entering the Asian market over a decade ago.

•                  Named Sam Gilliland to the additional role of Chairman of the board of directors.  In addition, named Royce S. Caldwell as lead independent director, a new position, which is consistent with the company’s focus on strong corporate governance.

Travelocity

•                  Made several investments in Europe including the acquisition of the remaining 50 percent of the Travelocity Europe joint venture it did not already own, excluding the operations in Germany, from Otto Freizeit und Touristik GmbH.

•                  Expanded the Travelocity Partner Network to include American Express, AARP and Southwest Airlines.

•                  Acquired All State Tours Inc. (“Allstate Ticketing”) and its ShowTickets.com brand, the leading distributor of show and event tickets in Las Vegas.

•                  Became certified by InterContinental Hotels Group (IHG) as an online third party intermediary for its hotels, meeting IHG’s high distribution standards for consumer practices and hotel relations.

•                  Extended and revised the terms of an agreement under which Travelocity is the exclusive reservations provider for AOL’s internet properties through March 2006.

•                  Signed several large corporations, including Aetna, for Travelocity Business.  Redesigned the Travelocity Business online site to make it easier to use, and implemented new service center technologies to integrate and automate the corporate travel reservation process from beginning to end.

•                  Set new standards in website design for online travel with a complete re-branding effort, including a new Travelocity site design and logo that consumers favored more than two-to-one over competitive sites.

Sabre Travel Network

•                  Implemented Hotel Spotlight, a new marketing and distribution program that seeks to provide Sabre-Connected travel agencies with better hotel rates while helping hoteliers increase bookings through the Sabre GDS.

•                  Expanded Nexion, which became the industry’s largest host agency through a combination of acquisitions and organic growth.

•                  Signed a five-year Global Distribution System (“GDS”) subscriber agreement with Expedia, Inc., an operating company of InterActiveCorp (Nasdaq: IACI) to process a meaningful portion of Expedia’s GDS bookings over the term of the agreement through the Sabre system.

•                  Launched MySabre, a new Web-based agent booking portal that makes it easier for agents and suppliers to drive new merchandising opportunities at the point of sale.

Sabre Airline Solutions

•                  Announced SabreSonic, a new generation airline passenger solutions suite comprised of easy- to-use modules to help airlines increase customer loyalty and reduce operational costs.

•                  Signed long-term SabreSonic deals with Aeroflot, Air One and Frontier Airlines.

•                  Acquired new technology to expand its products and services offerings through the acquisitions of RM Rocade, a software solutions provider in Stockholm, Sweden, and Lanyon, LTD, provider of business process management (BPM) software.

SABRE HOLDINGS OUTLOOK

1Q2005

For the first quarter 2005, the company projects revenue to be in the range of $560 million to $580 million.  Diluted earnings per share are expected to be in the range of $0.27 to $0.32 on an adjusted basis, and $0.24 to $0.29 on a GAAP basis.

Full Year 2005

The company projects the following:

•                  2005 revenue growth approaching 10 percent

•                  2005 earnings per share in the range of $1.50 to $1.60 on an adjusted basis

•                  2005 earnings per share in the range of $1.41 to $1.51 on a GAAP basis

About Sabre Holdings Corporation
Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,800 employees in 45 countries. Full year 2004 revenues totaled $2.1 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this news release and the schedules hereto which are not purely historical facts, including statements about forecasted financial projections or the expected competitive position of Sabre Holdings Corporation, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the integration of any acquired assets, such as acquired technology, into Sabre Holdings Corporation, or risks or uncertainties related to the Company’s revenues being highly dependent on the travel and transportation industries, such as the financial instability or bankruptcy of many of the air carriers, competition from alternative travel distributors such as online vertical search engines, or geopolitical developments.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission.

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Media Contact:	Investor Relations Contact:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statements of Income -	Unadjusted

(Unaudited, in millions except per share amounts)

	Three months ended December 31,			Twelve months ended December 31,
	2004	2003	Percent	2004	2003	Percent

Revenues
Sabre Travel Network	$346.7	$345.3	0.4%	$1,552.8	$1,560.2	(0.5)%
Travelocity	126.1	97.1	29.8%	502.5	394.5	27.4%
Sabre Airline Solutions	62.8	59.1	6.3%	243.5	232.4	4.8%
Elimination of intersegment revenues	(39.7)	(34.1)	(16.2)%	(167.9)	(141.9)	(18.3)%
Total revenues	495.9	467.3	6.1%	2,131.0	2,045.2	4.2%

Operating expenses	472.3	489.3	3.5%	1,872.2	1,878.9	0.4%

Operating income (loss)	23.6	(21.9)	207.8%	258.7	166.2	55.6%

Other income (expense)
Interest income (expense) net	(2.8)	(2.6)	(10.0)%	(11.7)	(7.6)	(54.1)%
Other, net	0.1	(0.5)	113.7%	8.4	(30.9)	127.1%

Minority interest	1.4	0.9	45.2%	1.7	(0.4)	556.5%

Income (Loss) before provision for income taxes	22.2	(24.1)	192.3%	257.1	127.4	101.8%

Provision (Benefit) for income taxes	1.2	(10.3)	(111.9)%	66.6	44.1	(51.2)%

Net earnings (Loss)	$21.0	$(13.8)	251.8%	$190.4	$83.3	128.6%

Operating margin	4.8%	(4.7)%		12.1%	8.1%

Earnings (Loss) per share- basic	$0.16	$(0.10)		$1.40	$0.59

Earnings (Loss) per share- diluted	$0.16	$(0.10)		$1.38	$0.58

Weighted average shares -basic	133.2	141.9		136.3	142.3
Weighted average shares -diluted	134.1	142.8		137.9	143.4

Sabre Holdings Corporation

Condensed Consolidated Statements of Income -	Adjusted

(Unaudited, in millions except per share amounts)

	Three months ended December 31,			Twelve months ended December 31,
	2004	2003	Percent	2004	2003	Percent

Revenues
Sabre Travel Network	$346.7	$345.3	0.4%	$1,552.8	$1,523.8	1.9%
Travelocity	126.1	97.1	29.8%	502.5	386.7	30.0%
Sabre Airline Solutions	62.8	59.1	6.3%	243.5	232.4	4.8%
Elimination of intersegment revenues	(39.7)	(34.1)	(16.2)%	(167.9)	(141.9)	(18.3)%
Total revenues	495.9	467.3	6.1%	2,131.0	2,000.9	6.5%

Operating expenses	457.1	465.5	1.8%	1,814.8	1,802.9	(0.7)%

Operating income	38.8	1.8	**	316.1	198.0	59.7%

Other income (expense)
Interest income (expense) net	(2.8)	(2.6)	(10.0)%	(11.7)	(7.6)	(54.0)%
Other, net	0.1	0.2	(52.2)%	2.1	(2.2)	195.2%

Minority interest	0.5	0.1	365.2%	(1.7)	(3.6)	54.1%

Income (Loss) before provision for income taxes	36.6	(0.5)	**	304.8	184.5	65.2%

Provision (Benefit) for income taxes	6.6	(1.4)	(568.6)%	102.2	65.3	(56.5)%

Net earnings	$30.0	$0.9	**	$202.6	$119.2	69.9%

Operating margin	7.8%	0.4%		14.8%	9.9%

Earnings per share- basic	$0.23	$0.01		$1.49	$0.84

Earnings per share- diluted	$0.22	$0.01		$1.47	$0.83

Weighted average shares -basic	133.2	141.9		136.3	142.3
Weighted average shares -diluted	134.1	142.8		137.9	143.4

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three and Twelve Months ended December 31, 2004 and 2003

(Unaudited, in millions, except percents)

	Three months ended December 31,			Twelve months ended December 31,
	2004	2003	Percent	2004	2003	Percent

Unadjusted operating income	$23.6	$(21.9)	207.8%	$258.7	$166.2	55.6%
Adjusting items:
Travelocity intangible amortization and stock compensation	3.8	5.7		30.7	40.6
DCS, Sabre Pacific, Nexion, Gradient intangible amortization	3.5	3.6		15.3	13.5
Airline Solutions intangible amortization and stock compensation	0.6	0.0		0.9	0.1
Impairment of intangible assets	0.0	0.0		3.2	8.8
Subscriber settlement agreement	0.0	0.0		0.0	(36.5)
Recognition of deferred revenue from former hotel supplier warrants	0.0	0.0		0.0	(7.8)
Travelocity Tender Offer Expenses	0.0	0.0		0.0	(0.5)
Restructuring charges	0.0	0.0		0.0	(0.9)
Facilities charge related to business unit integration	0.0	14.4		0.0	14.4
Loss on sale of midrange server equipment	7.3	0.0		7.3	0.0
Adjusted operating income	38.8	1.8	**	316.1	198.0	59.7%

Unadjusted other income (expense) and minority interest	(1.4)	(2.2)	35.8%	(1.7)	(38.9)	95.7%
Adjusting items:
Impact of adjusting items on minority interests	(0.8)	(0.8)		(3.3)	(3.3)
Arbitration settlement	0.0	0.0		(6.0)	0.0
Shareholder settlement	0.0	0.0		1.1	0.0
Loss on refinancing of headquarters facility	0.0	0.0		0.0	27.9
Realized gain on disposal of warrants from former hotel supplier	0.0	(0.3)		0.0	(0.3)
(Gain)/loss on sale of assets	0.0	1.0		(1.4)	1.0
Adjusted income (loss) before provision for income taxes	36.6	(0.5)	**	304.8	184.5	65.2%

Unadjusted provision (benefit) for income taxes	1.2	(10.3)	(111.9)%	66.6	44.1	(51.2)%
Tax adjusting items	5.4	8.8		35.6	21.2
Adjusted provision (benefit) for income taxes	6.6	(1.4)	(568.6)%	102.2	65.3	(56.5)%

Adjusted net earnings	$30.0	$0.9	**	$202.6	$119.2	69.9%

*                 Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

**          Greater than 100 percent.

Sabre Holdings Corporation

Sabre Travel Network

Booking Summary - Fourth Quarter and Full Year

(millions)

	4Q04	4Q03	% Change	FY 04	FY 03	% Change

Total Bookings	87.2	86.1	1.2%	391.0	365.8	6.9%

Geographic
US	44.3	43.2	2.5%	203.3	193.5	5.0%
International	42.9	42.9	(0.0)%	187.8	172.3	9.0%
	87.2	86.1	1.2%	391.0	365.8	6.9%

Channel
Traditional Agency	77.9	77.8	0.1%	351.4	330.4	6.4%
Consumer on-line	9.3	8.3	11.9%	39.6	35.5	11.7%
	87.2	86.1	1.2%	391.0	365.8	6.9%

Air/Non-Air
Air	75.6	75.4	0.3%	342.9	322.5	6.3%
Non-Air	11.6	10.7	8.0%	48.2	43.3	11.2%
	87.2	86.1	1.2%	391.0	365.8	6.9%

Direct/Non-Direct
Direct	71.2	69.9	1.8%	323.1	309.3	4.5%
Non-Direct	16.0	16.2	(1.4)%	67.9	56.5	20.1%
	87.2	86.1	1.2%	391.0	365.8	6.9%

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions)

Sabre Holdings Revenue Reconciliation

	Full Year
	2004	2003
GAAP Revenue	$2,131.0	$2,045.2
Growth %	4.2%
Less: subscriber settlement	—	(36.5)
Less: recognition of deferred revenue on warrants	—	(7.8)

Adjusted Revenue	$2,131.0	$2,000.9
Growth %	6.5%

Sabre Travel Network Revenue Reconciliation

	Full Year
	2004	2003
GAAP Revenue	$1,552.8	$1,560.2
Growth %	(0.5)%
Less: subscriber settlement	—	(36.5)

Adjusted Revenue	$1,552.8	$1,523.8
Growth %	1.9%

Travelocity Revenue Reconciliation

	Full Year
	2004	2003
GAAP Revenue	$502.5	$394.5
Growth %	27.4%
Less: recognition of deferred revenue on warrants	—	(7.8)

Adjusted Revenue	$502.5	$386.7
Growth %	30.0%

Operating Income Reconciliations

Sabre Holdings

			Full Year
	4Q 2004	4Q 2003	2004	2003
GAAP Operating Income (Loss)	$23.6	$(21.9)	$258.7	$166.2
GAAP operating margin	4.8%	(4.7)%	12.1%	8.1%

Add: amortization or impairment of intangibles, stock compensation and transaction fees from merger & acquisition activity	7.9	9.4	50.1	62.6
Add: loss on sale of midrange server equipment	7.3	—	7.3	—
Add: facilities charge related to BU integration	—	14.4	—	13.4
Less: recognition of deferred revenue on warrants	—	—	—	(7.8)
Less: subscriber settlement	—	—	—	(36.5)

Adjusted Operating Income	$38.8	$1.8	$316.1	$198.0
Adjusted Operating margin	7.8%	0.4%	14.8%	9.9%

Net Earnings Reconciliation

			Full Year
	4Q 2004	4Q 2003	2004	2003

GAAP Net Earnings (Loss)	$21.0	$(13.8)	$190.4	$83.3
Adjustments, net of taxes:
Add: amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	4.5	5.5	27.4	36.7
Add: impairment of intangible asset	—	—	2.1	—
Less: true-up of previous gain on sale of assets	—	—	(0.8)	—
Add: Travelocity shareholder settlement	—	—	0.7	—
Less: arbitration settlement	—	—	(3.7)	—
Less: tax reserve reversal	—	—	(17.9)	—
Add: loss on sale of midrange server equipment	4.5	—	4.5	—
Less: recognition of deferred revenue on warrants	—	—	—	(4.9)
Less: subscriber settlement	—	—	—	(22.5)
Add: facility, real estate and other	—	9.5	—	9.5
Add: loss on synthetic lease	—	—	—	17.3
Less: realized gain on disposal of warrants	—	(0.2)	—	(0.2)

Adjusted net earnings	$30.0	$0.9	$202.6	$119.2

GAAP EPS	$0.16	$(0.10)	$1.38	$0.58
Adjusted EPS	$0.22	$0.01	$1.47	$0.83

Diluted share count	134.1	142.8 million	137.9	143.4 million

Adjusted EBITDA Reconciliation

	4Q 2004	2004
GAAP Net Earnings	$21.0	$190.4
Add: taxes	1.2	66.6
Add: interest expense	7.1	26.9
Less: interest income	(4.3)	(15.2)
Less: other, net	(0.1)	(8.4)
Less: minority interest	(1.4)	(1.7)
Add: depreciation & amortization	32.7	127.2

Adjusted EBITDA	$56.4	$385.9

2005 Guidance

	1Q 2005 Guidance		FY 2005 Guidance
Net Earnings Reconciliation	Low	High	Low	High

GAAP Net Earnings	$32.6	$39.3	$189.1	$202.4
Adjustments, net of taxes:
Add: amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	3.4	3.4	10.8	10.8

Adjusted net earnings	$36.0	$42.7	$199.9	$213.3

GAAP EPS	$0.24	$0.29	$1.41	$1.51
Adjusted EPS	$0.27	$0.32	$1.50	$1.60

Diluted share count	133.3 million		133.7 million